Exhibit 99.1

Bulldog Technologies Welcomes Brigadier General George A. Landis, US Army Ret., to Advisory Board – Spearheads Formation of Company’s Defense Division

RICHMOND, British Columbia, January 12, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), premier international provider of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain, is pleased to announce the acquisition of the services of General George Landis, formerly Vice President and General Manager, Integrated Logistics Services, Raytheon Technical Services Company, Burlington, MA. Residing in Orlando, Florida, he is currently an independent consultant who specializes in defense. logistics and international activities. His presence as a permanent guiding force within Bulldog Technologies’ management structure is expected to assist in propelling Bulldog to the top-level in North American/European defense and business structures.

General Landis brings 30 years of successful military experience including key assignments as Commanding General, US Army Personnel Information Systems Command; Special Assistant to the Deputy Chief of Staff for Logistics, Department of the Army; Deputy Commanding General for Operations and Transportation, 22nd Theater Army Area Command, Dhahran, Saudi Arabia; Commanding General, Military Traffic Command, Western Area, and Commander, 25th Infantry Division (Light) Support Command. He was also Chief of International Logistics, US Pacific Command at historic Camp Smith, Hawaii, and Assistant Chief of Staff, G4 (Logistics), 82d Airborne Division, Ft Bragg, NC.

In addition to his stellar career in the US Army and subsequent private sector success, General Landis holds several degrees/credentials, including an MBA (Texas Tech), Bachelor of Science in Business Administration (Kent State), National Security Policy (US Army War College) and Senior Managers in Government (Harvard University).

General Landis sits on the boards of several key institutions, among them The International Society of Logistics (SOLE) (National Emeritus Member), and the Central Florida Chapters of: The Armed Forces Communications and Electronics Association (AFCEA) and The National Defense Industrial Association (NDIA).

His interest in Bulldog Technologies Inc. stems from his career-long thrust to ensure the viability and security of the military and domestic supply chains. The General’s first hand knowledge of security, logistics, transportation and automation, coupled with his appreciation of Bulldog’s patented technology, has produced a natural and powerful combination.

About Bulldog Technologies

Bulldog Technologies, Inc. is a designer and manufacturer of wireless security solutions and sensor networks that monitor and secure valuable cargo moving through the global supply chain. Bulldog’s Online Security Solutions (BOSS™) use advanced wireless technologies and easy to use web-based software, to track, monitor and secure goods in transit, stored in distribution centers, in ports and holding yards

The Company's proprietary technology employs a monitoring system that detects suspicious activity on a real-time basis and can detect the illegal entry of port storage cargo containers, theft of mobile or in-transit shipping containers as well as covertly tracking high value cargo. Bulldog is presently resolving the security concerns of the manufacturing industries, with a focus on retail, pharmaceutical and high-tech goods. In addition, the Company is focused on providing advanced security products to law enforcement, freight haulers and Government entities focused on commerce through ports and across international boundaries.

With RFID technology added to their existing technology, Bulldog is positioned as one of the leaders in cargo security worldwide. Bulldog's vision is "to provide unique and innovative wireless cargo security solutions for the transportation and container industry," aiming to reduce the $50 Billion in reported cargo theft annually. The Company is also focusing on the $20 billion Homeland Security Market.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Contact Information:
Investor Relations	Press Contact
Murray W. Schultz	Jan Roscovich
Bulldog Technologies Inc.	Bulldog Technologies Inc.
Email: mschultz@bulldog-tech.com	Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.